CERTIFICATE OF AMENDMENT
                                    OF
                          ARTICLES OF INCORPORATION
                                      OF
                        SIERRA GOLD DEVELOPMENT CORP.

The undersigned, being the President and the Secretary of Sierra Gold Development Corp., a Nevada Corporation certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 6th June 1998, it was voted and adopted a resolution to amend the original Articles of Incorporation as follows:

The undersigned further certify that ARTICLE I of the original Articles of Incorporation filed on the 6th day of June 1995 herein is amended to read as follows:

ARTICLE I, NAME is amended to read:

The name of the Corporation shall be:

"Honor One Corporation".

The undersigned hereby certify that they have on this 6th June 1998 executed this Certificate Amending that original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                   /s/J. B. Sovervail
                                    President

                                   /s/Maggie Abbott
                                   Secretary